IN THE CIRCUIT COURT OF THE 11TH JUDICIAL CIRCUIT IN AND FOR MIAMI-DADE COUNTY, FLORIDA

CASE NO. 15-016284 CA 02

HELPFUL CAPITAL GROUP, LLC,

Plaintiff,

vs.

ANTHONY CHAO, et al.,

Defendants.

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STIPULATION FOR SETTLEMENT

Plaintiff HELPFUL CAPITAL, LLC, a Florida Limited Liability Company, (Plaintiff “Helpful”) and Defendant THRIVING INVESTMENTS, LLC, a Florida Limited Liability Company (Defendant “Thriving”), and FVZ, LLC (Third-Party Defendant “FVZ”), (collectively, Helpful, Thriving and FVZ may be collectively referred to as the “Parties” and each may be referred to as “Party” herein), by and through their undersigned counsel, hereby enter into this Stipulation for Settlement (the “Settlement”), and affirmatively state as follows:

1.	Plaintiff Helpful has agreed to sell its First Mortgage recorded at O.R. Book 22955, Page 3697 of the Public Records of Miami-Dade County, Florida (the “First Mortgage”) and all loan documents a part thereof which form the basis of the instant litigation to Thriving, and Thriving has agreed to purchase Helpful’s First Mortgage and all loan documents a part thereof from Helpful (collectively referred to as the “Assignment”), in exchange for the following:

2.	Defendant Thriving will pay FIVE HUNDRED AND TEN THOUSAND DOLLARS ($510,000.00) (“Settlement Payment”) in consideration for the resolution of this action in toto, the Settlement terms contained herein and the Assignment; Upon execution of this Settlement, Defendant Thriving will wire transfer the Settlement Payment to the trust account of Edward F. Holodak, Esq., as escrow agent (“Escrow Agent”). Said funds shall be held by Escrow Agent in Trust and shall not be released and/or disbursed by Escrow Agent until such time as Escrow Agent receives written confirmation by counsel for Thriving that Helpful and FVZ have fully complied with their obligations as delineated in the paragraphs below regarding the corrections necessary to the Certificate of Title of the Property, as defined below, and the completion of the other conditions delineated below.

CASE NO. 2015-016284 CA 02

Stipulation for Settlement

3.	In consideration for the Settlement Payment, Plaintiff Helpful shall execute the Assignment to Defendant Thriving. The Assignment will be provided to Helpful for signature within three (3) business days from the date of execution of this Settlement. Helpful shall execute the Assignment and provide all original loan documents related thereto together with the executed Assignment to Thriving within two (2) business days from receipt of the revised Assignment.

4.	Helpful warrants and represents that it has not sold or hypothecated the subject First Mortgage and loan document to any third party whatsoever and that it is the owner and holder of the First Mortgage and the loan documents free and clear of any and all encumbrances and has the right, power, and authority to sell the subject First Mortgage and loan documents to Thriving as negotiated herein.

5.	Helpful and FVZ shall ensure that the Certificate of Title to the subject mortgaged real property located at 111 NE 43 St., Miami-Dade County, Florida (the “Property”) is corrected for the benefit of Thriving to properly reflect the legal description of the Property to the satisfaction of the Title Underwriter, Old Republic National Title Insurance Company, pursuant to the Title Commitment. A true and correct copy of the Title Commitment is attached hereto as Exhibit “A” and is incorporated herein by reference.

6.	Further, Plaintiff Helpful and/or FVZ shall execute and present to the Court, as needed, all documents necessary to assist Defendant Thriving in resolving any and all outstanding issues related to the Certificate of Title to the Property, which Defendant Thriving obtained at the foreclosure sale under Case Number 2014-024391-CA-01, which was initiated by FVZ, at FVZ’s and/or Helpful’s expense.

CASE NO. 2015-016284 CA 02

Stipulation for Settlement

7.	Defendant Thriving acknowledges that upon execution of the Assignment, it will be responsible for all outstanding real estate taxes on the mortgaged Property.

8.	The Parties shall dismiss with prejudice all pending cases as between them and any third party within three (3) days from execution of this Settlement, with the Court reserving jurisdiction to enforce the terms of the Settlement.

9.	In consideration of all of the above, the Assignment which shall be executed consistent with the terms herewith, and the Settlement Payment, the sufficiency and receipt of which is hereby acknowledged, and entered into among the Parties, Helpful and FVZ and Thriving and their respective present and future members, directors, heirs, successors and/or assigns, hereby mutually release, discharge, remise, acquit and forever satisfy each other, together with all of its present and future members, directors, heirs, successors and/or assigns, respective agents and attorneys, from any and all past, present or future claims, actions, causes of action, demands, damages (including, but not limited to, compensatory, special, exemplary, punitive, statutory, incidental, consequential, economic and non-economic), suits, appeals, debts, sums of money, accounts, reckonings, attorney’s fees, costs, bills, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, at law or in equity, whether known or unknown, from the beginning of the world to the date hereof, including, but specifically not limited to, any claim or matter that could have been asserted, were attempted to be asserted, or that arose directly or indirectly from the litigation between the Parties in connection with the mortgaged Property which Thriving obtained at the foreclosure sale under Case Number 2014-024391-CA-01 and which is the subject of this action. This Mutual Release does not release the Parties from compliance with the terms of the Settlement, which are specifically carved out of this Mutual Release.

10.	Each Party shall bear their own respective court costs and attorney’s fees.

CASE NO. 2015-016284 CA 02

Stipulation for Settlement

11.	The duties of Escrow Agent shall be limited to receiving and maintaining the Settlement Payment in its Trust Account and disbursing said Settlement Payment to Helpful only after receipt of authorization to disburse in writing from counsel for Thriving, Aliette D. Rodz, Esq. (the “Authorization to Disburse”). In the event of a disagreement about the interpretation of this Agreement, or the Authorization to Disburse or as to the rights and obligations hereunder, or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent shall not disburse the Settlement Payment until agreement in writing is reached by and among the Parties hereto or pursuant to Court Order.

12.	Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least ten (10) days’ written notice of such resignation to the Parties, specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve until its successor, accepts such position and specifically accepts the Settlement Payment and the terms of this Settlement by signing an Addendum hereto specifically accepting same.

13.	This Settlement may be signed in counterparts by the Parties, a copy of which shall be deemed an original for all legal purposes.

14.	The Court shall retain jurisdiction to enforce the terms of the Settlement and/or the Assignment, as deemed necessary.

CASE NO. 2015-016284 CA 02

Stipulation for Settlement

AGREED TO AND ACCEPTED BY:

Helpful Capital, LLC		Thriving Investments, LLC

By:	/s/ Sergey Gurin	By:	/s/ Maria C. Longo
Title:	Manager of Managing Member	Title:	Managing Member

FVZ, LLC, Third-Party

By:	/s/ Val Zevel
Title:	Managing Member

/s/ Edward F. Holdak	/s/ Aliette D. Rodz
Edward F. Holodak, Esq.	Aliette D. Rodz, Esq.
Attorney for Helpful Capital	Attorney for Thriving Investments, LLC
and FVZ, LLC and as Escrow
Agent under the terms of this
Agreement